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PETERSON SULLIVAN P.L.L.C.
601 UNION STREET  SUITE 2300  SEATTLE WA  98101  (206) 382-7777 FAX 382-7700
                                                CERTIFIED PUBLIC ACCOUNTANTS



                        Independent Auditors' Consent
                        -----------------------------



We hereby consent to the incorporation by reference in the registration statements (No. 333-15831 and 333-15829) on Form S-8 of Ichor Corporation and Subsidiary of our report dated February 17, 1999, relating to the balance sheets of Ichor Corporation and Subsidiary as of December 31, 1998 and 1997, and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 1998 and 1997, and the eleven months ended December 31, 1996, which report appears in the Annual Report of Form 10-K for the year ended December 31, 1998, of Ichor Corporation and Subsidiary.



/s/ Peterson Sullivan P.L.L.C.
March 26, 1999
Seattle, Washington